August 13, 1998

Travel Services International, Inc.
220 Congress Park Drive
Delray Beach, FL  33445
Attn: Suzanne B. Bell, Esq.

Re:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel to Travel Services International, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), for the registration by the Company of 1,452,294 shares (the "Shares") of Common Stock, par value $.01 per share, which may be offered and sold from time to time for the acount of certain stockholders of the Company (each, a "Selling Stockholder").

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such other documents and records as we have deemed necessary. We have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective; and (ii) all Shares will be issued in compliance with applicable federal and state securities laws.

With respect to the issuance of any Shares, we have assumed that the issuance of such Shares will have been duly authorized; and we have further assumed that the Shares will have been issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof.

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Travel Services International, Inc.
August 13, 1998
Page 2

Based upon the foregoing, we are of the opinion that, upon issuance, any Shares will be duly authorized and validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Laws of the State of Delaware.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters." In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under the Securities Act.

Sincerely,

/s/ MORGAN, LEWIS & BOCKIUS LLP
    ---------------------------
    Morgan, Lewis & Bockius LLP